EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-165127) on Form S-8 of our report dated June 24, 2014, which appears in this annual report on Form 11-K of the BCB Community Bank 401(k)  Plan for the year ended December 31, 2013.

/s/ ParenteBeard LLC
Clark, New Jersey
June 24, 2014